Merrill Lynch 2008 Global Energy Mid and Small Cap Conference New York, NY NASDAQ: CPNO October 2, 2008

2 Disclaimer Statements made by representatives of Copano Energy, L.L.C. (the "Company") during this presentation may constitute "forward-looking statements" as defined by the Securities and Exchange Commission. All statements, other than statements of historical facts, made by representatives of the Company during this presentation that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Underlying these forward-looking statements are certain assumptions made by the Company based on management's experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Any forward-looking statements made by representatives of the Company during this presentation are subject to a number of assumptions, risks and uncertainties, many of which are beyond the Company's control. If one or more of these risks or uncertainties materializes, or if underlying assumptions prove incorrect, then the Company's actual results may differ materially from those implied or expressed by the forward-looking statements. These risks include an inability to obtain new sources of natural gas supplies, the loss of key producers that supply natural gas to the Company, key customers reducing the volume of natural gas and natural gas liquids they purchase from the Company, a decline in the price and market demand for natural gas and natural gas liquids, the incurrence of significant costs and liabilities in the future resulting from the Company's failure to comply with new or existing environmental regulations or an accidental release of hazardous substances into the environment and other factors detailed in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information or future events.

3 Introduction to Copano Midstream energy company providing services to natural gas producers - founded in 1992 Operations are focused in Oklahoma, Texas and Wyoming Service throughput volumes approximate 1,700,000 MMBtu per day of natural gas Equity Market cap: $1.4 billion(1) Enterprise value: $2.0 billion(1) (1) Equity value as of September 29, 2008.

4 Copano's Business Strategy Pursue growth from our existing operations in three leading natural gas regions Supplement growth through complementary acquisitions and organic expansion projects Use contract portfolio and option-focused hedging program to manage commodity price sensitivity of our cash flows Develop and exploit flexibility in our operations When appropriate, expand into new regions through the acquisition of franchise-quality operations

5 Operations Operations Disciplined Growth LLC Structure Financial Strength

6 Provide highly competitive producer services in three leading producing regions Operations Texas South Texas and North Texas Oklahoma Central and Eastern Oklahoma Rocky Mountains Wyoming's Powder River Basin

7 Central and Eastern Oklahoma Approximately 3,700 miles of active pipelines Four processing plants Resource play gas provides growth visibility Long-term contracts Oklahoma Operations

8 Texas Operations South Texas and Northern Fort Worth Basin Approximately 2,000 miles of active pipelines 2nd largest processing plant in South Texas region; 3rd largest in Texas Unique conditioning capability North Texas development activity

9 Rocky Mountain Operations Powder River Basin 51.0% managing member interest in Bighorn Gas Gathering, L.L.C.; 37.04% managing member interest in Fort Union Gas Gathering, L.L.C. Fee-based contracts Acreage dedications and area of mutual interest

10 Disciplined Growth Disciplined Growth Financial Strength LLC Structure Operations

11 Total Return Performance(1) Copano has achieved a total return of 184%(2) since IPO compared to the Alerian MLP Total Return Index (AMZX) total return of 21%(2) over the same period Source: Bloomberg Note: 2004 data for 11/8/04 - 12/31/04. (1) Assumes distributions reinvested. (2) Total return based on market price at September 29, 2008.

12 Proven Growth Track Record (1) Adjusted EBITDA is a non-GAAP financial measure. For a definition and reconciliation to a comparable GAAP measure, see Appendix. 79.2% Adjusted EBITDA CAGR (2003 - LTM 6/30/08)

13 Growth-Oriented History Since 1992 we have grown from a single 23-mile pipe to over 6,000 active pipeline miles Built through over 45 acquisitions plus numerous organic projects

14 Approach to Acquisitions What we look for: Franchise-quality assets Established operations in active producing regions Extensive acreage dedications Resource play exposure Complementary contract mix Opportunities to apply Copano's growth strategy Exceptional and experienced personnel Accretive to unitholders, accretive to credit quality

15 Impact of Resource Play Gas Large-scale development play driven by execution rather than geological risk

16 Bolt-On & Organic Growth Rate of return exceeds minimum threshold Regional managers encouraged to develop bolt-on and organic growth opportunities Planned 2008 growth capital spending of approximately $160 million Comparable growth capital spending anticipated for 2009 Note: 2008E and 2009E capital spending includes Copano's net share of unconsolidated affiliates' spending.

17 Selected Recent Capital Projects Oklahoma Approximate 65% expansion of Paden Plant capacity Nitrogen Rejection Unit at Paden Plant North Texas Plant Phase 1: Completed ahead of schedule in May 2008 Phase 2: Planned in- service date in first half of 2009 Extensive incremental pipelines

18 LLC Structure LLC Structure Financial Strength Disciplined Growth Operations

19 Structure & Benefits Characteristic Typical MLP Copano Energy Typical Corporation Non-Taxable Entity Tax Shield on Distributions Tax Reporting General Partner Incentive Distribution Rights Voting Rights up to 50% Schedule K-1 Schedule K-1 Form 1099

20 CPNO(1) vs. Typical MLP(2) Distributions On July 16, 2008, Copano announced its fourteenth consecutive increase in quarterly distributions since its IPO (1) All pre-1Q 2007 distributions are adjusted to reflect Copano's 3/30/07 two-for-one unit split. (2) Assumes generic MLP splits with 10%, 25% & 50% increases in distributable cash flow to LP units resulting in incremental 13%, 23% and 48% increases in the percentage of total distributable cash flow applicable to the GP. (3) Actual $0.10 distribution per unit was for the partial quarterly period from the IPO closing on November 15, 2004 through December 31, 2004.

21 General Partner Incentive Distribution Loads Note: Market data as of September 29, 2008. (1) Represents corporate tax burden on a portion of distributable cash flow following 1Q08 restructuring (Source: MarkWest Energy Partners presentation for the Credit Suisse 2008 Global Leveraged Finance Conference).

22 Financial Strength Financial Strength LLC Structure Disciplined Growth Operations

23 Financial Policy Maintain sustainable distributions with targeted distribution coverage greater than MLP peer group Target total leverage: below 4.0x Finance accretive acquisitions with balanced combination of long-term debt and equity Demonstrated ability and willingness to raise additional equity when appropriate Maintain liquidity

24 Financial Structure Strong capitalization at June 30, 2008 Total Debt to Enterprise Value of 34%(1) Total Debt to Adjusted EBITDA of 2.9x(2) Broad institutional unitholder and noteholder base Committed credit facility and retained cash flow exceed planned capital spending Moody's ratings: Ba3 Corporate Family Rating B1 Senior Notes Rating Stable outlook S&P ratings: BB- Corporate Credit Rating B+ Senior Notes Rating Positive outlook (1) Based on equity value as of September 29, 2008. (2) As of June 30, 2008, based on an LTM Adjusted EBITDA of $191.2 million plus $41.9 million of non-cash charges related to derivatives. Does not give pro forma consideration for the October 2007 Cantera acquisition. Adjusted EBITDA is a non-GAAP financial measure. For a definition and reconciliation to a comparable GAAP measure, see Appendix.

25 Financial Position Trailing four quarters' average distribution coverage: 164%(1) Distributions have increased 27% from 2Q07 to 2Q08 At June 30, 2008: Approximately 95% of total debt outstanding is unsecured Liquidity (cash balance plus availability under revolver) of approximately $565 million Total debt to Adjusted EBITDA of approximately 2.9x(2) Total derivative liabilities of approximately $95 million (1) Quarterly distribution coverage is determined by dividing distributable cash flow for a quarter by aggregate distributions on Copano units with respect to that quarter. Distributable cash flow is a non-GAAP financial measure. For a definition and reconciliation to a comparable GAAP measure, see Appendix. (2) As of June 30, 2008, based on an LTM Adjusted EBITDA of $191.2 million plus $41.9 million of non-cash charges related to derivatives. Does not give pro forma consideration for the October 2007 Cantera acquisition. Adjusted EBITDA is a non-GAAP financial measure. For a definition and reconciliation to a comparable GAAP measure, see Appendix.

26 Hedging Program and Risk Management Continued investment in long-term risk management strategy to reduce commodity price risk exposure Current portfolio of hedging contracts includes: Call options on natural gas through 2011 Puts on natural gas through 2009 Puts and swaps for ethane, propane, iso-butane, normal butane and natural gasoline through 2011 Puts on WTI crude oil through 2011 Risk management controls and monitoring of counterparty risk

27 Experienced Management Team 19 senior managers average 25 years of experience in the industry Ownership by ALL employees Management and employees beneficially owned approximately 6.9% of outstanding units at June 30, 2008(1) Restricted common units, phantom units and options represent approximately 3.3% of current outstanding units Six of the seven Board members are independent (1) Excludes 224,815 restricted common units, 231,166 phantom units and 1,443,476 options to acquire common units, of which 447,199 were exercisable as of June 30, 2008.

28 Appendix

29 Reconciliation of Non-GAAP Financial Measures Adjusted EBITDA We define EBITDA as net income (loss) plus interest expense, provision for income taxes and depreciation and amortization expense. Because a portion of our net income (loss) is attributable to equity in earnings (loss) from our equity investees (which include Bighorn, Fort Union, Webb Duval and Southern Dome), our management also calculates Adjusted EBITDA to reflect the depreciation and amortization expense embedded in equity in earnings (loss) from unconsolidated affiliates. Specifically, our management determines Adjusted EBITDA by adding to EBITDA (i) the amortization expense attributable to the difference between our carried investment in each unconsolidated affiliate and the underlying equity in its net assets, (ii) the portion of each unconsolidated affiliate's depreciation and amortization expense which is proportional to our ownership interest in that unconsolidated affiliate and (iii) the portion of each unconsolidated affiliate's interest and other financing costs which is proportional to our ownership interest in that unconsolidated affiliate. External users of our financial statements such as investors, commercial banks and research analysts use EBITDA or Adjusted EBITDA, and our management uses Adjusted EBITDA, as a supplemental financial measure to assess: The financial performance of our assets without regard to financing methods, capital structure or historical cost basis; The ability of our assets to generate cash sufficient to pay interest costs and support our indebtedness; Our operating performance and return on capital as compared to those of other companies in the midstream energy sector, without regard to financing or capital structure; and The viability of acquisitions and capital expenditure projects and the overall rates of return on alternative investment opportunities. The following table presents a reconciliation of the non-GAAP financial measures of EBITDA and Adjusted EBITDA to the GAAP financial measure of net income (loss):

30 Reconciliation of Non-GAAP Financial Measures Distributable Cash Flow We define distributable cash flow as net income or loss plus: (i) depreciation and amortization expense; (ii) cash distributions received from investments in unconsolidated affiliates and equity losses from such unconsolidated affiliates; (iii) the subtraction of maintenance capital expenditures, (iv) the subtraction of equity in earnings from unconsolidated affiliates and (v) the addition of losses or subtraction of gains relating to other miscellaneous non-cash amounts affecting net income for the period. Prior to the first quarter of 2008, we also included in distributable cash flow reimbursements by our pre-IPO investors of certain general and administrative expenses in excess of the "G&A Cap" defined in our limited liability company agreement. The G&A Cap expired at the end of 2007; therefore we no longer include such reimbursements in distributable cash flow. Maintenance capital expenditures are capital expenditures employed to replace partially or fully depreciated assets to maintain the existing operating capacity of our assets and to extend their useful lives, or other capital expenditures that are incurred in maintaining existing system volumes and related cash flows. Distributable cash flow is a significant performance metric used by senior management to compare basic cash flows generated by us (prior to the establishment of any retained cash reserves by our Board of Directors) to the cash distributions we expect to pay our unitholders. Using this metric, management can quickly compute the coverage ratio of estimated cash flows to planned cash distributions. Distributable cash flow is also an important non-GAAP financial measure for our unitholders since it serves as an indicator of our success in providing a cash return on investment. Specifically, this financial measure indicates to investors whether or not we are generating cash flow at a level that can sustain or support an increase in our quarterly distribution rates. Distributable cash flow is also a quantitative standard used throughout the investment community with respect to publicly traded partnerships and limited liability companies because the market value of a unit of such an entity is significantly influenced by the amount of cash distributions the entity can pay to a unitholder.

NASDAQ: CPNO October 2008